Registration No. 333-61335
      As filed with the Securities and Exchange Commission on June 14, 1999
      --------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------
                         POST-EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM SB-1
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                               AMERICASBANK CORP.
                 (Name of small business issuer in its charter)
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
   Maryland                               6035                           52-1948980
   --------                               ----                           ----------
(State or jurisdiction of        (Primary Standard Industrial          (I.R.S. Employer
incorporation or organization)    Classification Code Number)       Identification Number)

               3621 EAST LOMBARD STREET, BALTIMORE, MARYLAND 21224
                                 (410) 342-8303
          (Address and telephone number of principal executive offices)

               3621 EAST LOMBARD STREET, BALTIMORE, MARYLAND 21224
(Address of principal place of business or intended principal place of business)

                            J. CLARENCE JAMESON, III
                   515 EAST JOPPA ROAD, TOWSON, MARYLAND 21086
                                 (410) 825-5580
            (Name, address and telephone number of agent for service)

    Copies of communications, including copies of all communications sent to agent for service, should be sent to:
                       FRANK C. BONAVENTURE, JR., ESQUIRE,
            OBER, KALER, GRIMES & SHRIVER, A PROFESSIONAL CORPORATION
          120 E. BALTIMORE STREET, 9TH FLOOR, BALTIMORE, MARYLAND 21202
                                 (410) 685-1120

        Approximate date of commencement of proposed sale to the public:
   AS SOON AS PRACTICABLE AFTER THIS REGISTRATION STATEMENT BECOMES EFFECTIVE.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.[ ]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.[ ]_____

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.[ ]_____

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.[ ]_____

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.[  ]
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                         CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------------------------------------------------
 TITLE OF EACH CLASS OF       DOLLAR AMOUNT TO BE     PROPOSED MAXIMUM        PROPOSED MAXIMUM               AMOUNT OF
SECURITIES TO BE REGISTERED      REGISTERED        OFFERING PRICE PER UNIT  AGGREGATE OFFERING PRICE(1)   REGISTRATION FEE
-----------------------------------------------------------------------------------------------------------------------------
            Units                   $2,352,000              $12.00               $2,352,000                   (3)
------------------------------ ---------------------  --------------------- ------------------------ ---------------------
        Common Stock,
     $0.01 par value (2)               (2)                   (2)                     (2)                      (2)
------------------------------ --------------------- --------------------- ------------------------  ---------------------
        Common Stock
    Purchase Warrants (2)              (2)                   (2)                     (2)                      (2)
------------------------------ --------------------- --------------------- ------------------------  ---------------------
        Common Stock,
     $0.01 par value (4)            $2,548,000              $13.00               $2,548,000                   (3)
------------------------------ --------------------- --------------------- ------------------------  ---------------------
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         (1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(a) under the Securities Act of 1933.
         (2) Included in the Units. No additional registration fee is required.
         (3) Previously paid.
         (4) Issuable upon exercise of the Common Stock Purchase Warrants.
             Pursuant to Rule 416, there are also being registered an
             indeterminate number of shares of Common Stock which may be issued pursuant to the anti-dilution provisions of the Common Stock
             Purchase Warrants.


DISCLOSURE ALTERNATIVE USED (CHECK ONE): ALTERNATIVE 1 ____; ALTERNATIVE 2   X
                                                                          ------

         This Post-Effective Amendment No. 1 to Registration Statement is for the purpose of removing from registration 116,500 Units which remained unsold by the Registrant as of March 31, 1999, the expiration date of the Registrant's public offering of such securities. Each Unit consists of one share of the Registrant's common stock, $0.01 par value per share (the "Common Stock"), and one Common Stock Purchase Warrant to purchase one share of Common Stock.

                                   SIGNATURES

     In accordance with the requirements of the Securities Act of 1933, as amended, the Registrant certifies that is has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-1 and authorized this Post Effective Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, in the City of Baltimore, State of Maryland on June 14, 1999.


                                         AMERICASBANK CORP.

                                         By: /s/ J. Clarence Jameson, III
                                            ------------------------------------
                                            J. CLARENCE JAMESON, III, President
                                            & Chairman of the Board of Directors

                                POWER OF ATTORNEY

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Post Effective Amendment No. 1 to Registration Statement has been signed below by the following persons on behalf of the Registrant and in the capacities and on the dates indicated.

SIGNATURE                             TITLE                       DATE
---------                             -----                       ----

--------------------------           Director
Marc J. Atas

--------------------------           Director
Garbis Baklayan

      *
---------------------------          Director                  June 14, 1999
Nicholas J. Belitsos, M.D.

      *
---------------------------          Director                  June 14, 1999
Thomas M. Brandt

SIGNATURE                             TITLE                       DATE
---------                             -----                       ----

--------------------------           Director
Cynthia B. Conklin

     *
--------------------------           Director                  June 14, 1999
William A. Fogle

     *
--------------------------           Director                  June 14, 1999
Constantine Frank

--------------------------           Director
Leonard Frenkil

--------------------------           Director
Charles F. Imhoff, Jr.

/s/ J. Clarence Jameson, III         President                  June 14, 1999
--------------------------    (Principal Executive Officer)
J. Clarence Jameson, III      & Chairman of the Board of
                                     Directors

     *
--------------------------           Director                  June 14, 1999
Kemp Jayadeva

     *
--------------------------           Director                  June 14, 1999
Norman H. Katz

     *
--------------------------           Director                  June 14, 1999
Shawki N. Malek, M.D.

     *
--------------------------           Director                  June 14, 1999
Mark D. Noar, M.D.

SIGNATURE                             TITLE                       DATE
---------                             -----                       ----

     *
----------------------------------  Treasurer                  June 14, 1999
Larry D. Ohler           (Principal Financial Officer &
                         Principal Accounting Officer)
                                    and Director

     *
----------------------------------   Director                  June 14, 1999
Kenneth D. Pezzulla


----------------------------------   Director
Neena Rao, M.D.


----------------------------------   Director
Ramon F. Roig, M.D.

     *
----------------------------------   Director                  June 14, 1999
Melanie R. Sabelhaus

     *
----------------------------------   Director                  June 14, 1999
Baldev Singh

     *
----------------------------------   Director                  June 14, 1999
Michael Stern


----------------------------------   Director
Lee W. Warner


----------------------------------   Director
Carl A. J. Wright

* By: /s/ J. Clarence Jameson, III
     -----------------------------
          J. Clarence Jameson, III
          Attorney-in-fact

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